Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

September 11, 2026

BioVie Inc.

680 West Nye Lane, Suite 201

Carson City, Nevada 89703

Re:	BioVie Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with the registration, offering, issuance, and sale by the Company of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $6,464,341 (the “Placement Shares”). The Placement Shares are being offered, sold, and issued under the terms of a Common Stock Sales Agreement, dated as of September 11, 2026 (the “Agreement”), between the Company and A.G.P./Alliance Global Partners (the “Sales Agent”).

The Placement Shares are being registered under a Registration Statement on Form S-3 (File No. 333-296924) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus forming a part of such Registration Statement dated June 29, 2026 (the “Base Prospectus”), and the prospectus supplement thereto dated September 11, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)  the Registration Statement;

(b)  the Agreement; and

(c)  resolutions of the Board of Directors relating to the issuance and the registration of the Placement Shares under the Securities Act, and such other corporate records and matters as we have deemed relevant.

BioVie Inc.

September 11, 2026

We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate documents, records, certificates, and instruments (collectively with the documents identified in (a) through (c) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)  the legal capacity of all natural persons executing the Documents;

(b)  the genuineness of all signatures on the Documents;

(c)  the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)  that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)  other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f)  the execution, delivery, and performance by all parties of the Documents; and

(g)  that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents.

We note that the Company has reserved, and assume that it will continue to reserve, sufficient authorized shares of Common Stock to allow for issuance of the Placement Shares upon their sale.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Placement Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the Agreement, will be validly issued, fully paid, and nonassessable shares of Common Stock.

BioVie Inc.

September 11, 2026

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada, as to which we express no opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

Fennemore Craig, P.C.

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